Karpus Management, Inc.,
d/b/a Karpus Investment Management
183 Sully’s Trail
Pittsford, New York 14534

2007 ANNUAL MEETING OF THE SHAREHOLDERS OF
COLONIAL INSURED MUNICIPAL FUND
TO BE HELD ON JUNE 22, 2007

May __, 2007
Fellow Shareholders:

This Proxy Statement and the enclosed GREEN proxy card are being furnished to you, the stockholders of Colonial Insured Municipal Fund (“CFX” or the “Fund”), a Massachusetts business trust, in connection with the solicitation of proxies by Karpus Management, Inc. d/b/a Karpus Investment Management (“KIM” or “Karpus”) for use at the at the Annual Meeting of shareholders of the Fund, including any adjournments or postponements thereof and any consequent meeting that may be called (the “Meeting”).

The Fund has announced that an Annual Meeting of shareholders of the Fund will be held at the offices of the Fund at One Financial Center, 12th Floor, Boston, Massachusetts, on Friday, June 22, 2007 at 2:00 p.m. (E.S.T.). The Board of Trustees for the Fund has fixed the close of business on Tuesday, April 10, 2007 as the record date for the determination of shareholders of the Fund entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof (the “Record Date”).

Columbia Management Advisors, LLC, the investment adviser and administrator of the Fund has agreed to sell certain assets used in its business of managing the Fund and other closed-end funds to Massachusetts Financial Services Company, Inc. (“MFS”). Upon the closing of the sale and approval by shareholders, MFS would also serve as investment adviser to the Fund. Karpus, as described in further detail below, does not believe that the proposed transaction would be in shareholders best interests. Therefore, Karpus is soliciting proxies to take the following actions at the Meeting:

1.	To vote AGAINST approving a new advisory agreement with Massachusetts Financial Services Company;

2.	To vote FOR terminating the Fund’s existing management agreement;

3.	To vote AGAINST approving an amended and restated Declaration of Trust, contingent upon shareholder approval of a new advisory agreement for the Fund with Massachusetts Financial Services Company;

4.
To vote FOR the election of each of the ten (10) Karpus nominees to the Board of Trustees to replace all current trustees of the Fund to be elected by the holders of beneficial interest (the “Common Shares”) and municipal auction rate cumulative preferred shares (the “Preferred Shares”) of the Fund, voting together as a single class, contingent upon shareholder approval of a new advisory agreement for the Fund with Massachusetts Financial Services Company; and

5.
To vote FOR the election of each of the three (3) Karpus trustees to be elected by the holders of Common Shares and Preferred Shares of the Fund, voting together as a single class, so that the Karpus trustees will replace the existing trustees whose terms will expire this year and will hold office until the trustees elected pursuant to (4) above take office or until the end of their stated terms, whichever is earlier.

And to transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

The date of this Proxy Statement is __________________, 2007. This Proxy Statement is first being furnished to Fund stockholders on or about ___________________, 2007.

As of April 10, 2007, Karpus was the beneficial owner of 545,850 shares of the common stock of the Fund which represents 12.83% of the Fund’s issued and outstanding common stock. As of the Record Date, the Fund had 4,252,858.667 common shares and 1,492 preferred shares, or 4,254,350.667 total shares outstanding, which in each case equal the number of votes to which the shareholders of such class of the Fund are entitled.

Additional information concerning Karpus, the party making this solicitation, is set forth under the heading “Information Concerning the Participant in the Solicitation.”

The enclosed GREEN proxy card may be executed by shareholders of record as of the Record Date. You are urged to sign and date the enclosed GREEN proxy card and return it in the enclosed envelope regardless of whether you plan to attend the Meeting.

YOUR LAST DATED PROXY CARD IS THE ONLY ONE THAT COUNTS, SO RETURN THE GREEN PROXY CARD EVEN IF YOU HAVE ALREADY DELIVERED A PRIOR PROXY. WE URGE YOU NOT TO RETURN ANY PROXY CARD SENT TO YOU BY THE FUND.

THIS SOLICITATION IS BEING MADE BY KARPUS MANAGEMENT, INC., d/b/a
KARPUS INVESTMENT MANAGEMENT, AND NOT ON BEHALF OF THE BOARD OF TRUSTEES OR MANAGEMENT OF THE FUND.

If you have any questions concerning this Proxy Statement or need help in voting your shares, please contact:

Sharon L. Thornton, Director of Investment Personnel and Senior Analyst
Karpus Management, Inc.
183 Sully’s Trail
Pittsford, New York 14534
(585) 586-4680

A copy of the Fund’s most recent annual report and semi-annual report succeeding such annual report, if any, is available without charge to the stockholders upon request to the Fund at: One Financial Center, Boston, Massachusetts 02111-2621, by calling 1-800-730-6001 or by visiting www.columbiamanagement.com/colonialfunds/home.htm.

PROXY STATEMENT

GENERAL OVERVIEW

On April 10, 2007, Columbia entered into an asset purchase agreement with MFS (the “Asset Purchase Agreement”) to sell certain assets used in Columbia’s business of managing the Colonial Closed-End Funds to Massachusetts Financial Services Company (“MFS”) (such transaction, the “Sale”). Upon the closing of the Sale (the “Closing”), MFS will serve as investment adviser to the Fund.

The Closing is subject to certain terms and conditions, including, among others: (a) the approval by shareholders of each Colonial Closed-End Fund of a new investment advisory agreement with MFS, as set forth in Proposal 1; (b) the resignation of the current trustees of the Colonial Closed-End Funds and the election by shareholders of the Colonial Closed-End Funds of such of the nominees set forth in Proposal 4 as will create a new board of trustees for the Colonial Closed-End Funds at least 75% of whom are not “interested persons” (as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Colonial Closed-End Funds; (c) the obtaining of any necessary regulatory approvals by Columbia and MFS; and (d) certain other conditions. Although there can be no assurance that the Sale will close, if each of the terms and conditions is satisfied or waived, Columbia and MFS anticipate that the Closing will occur in the third quarter of 2007.

REASONS FOR THIS PROXY CONTEST

Karpus is initiating this proxy contest because we believe that the Board has a duty to compensate shareholders for any risks that may be involved in the Approval of a New Investment Advisory Agreement. The premise of Karpus’ argument is its belief that shareholders should be afforded the opportunity by the Fund to receive fair value for their investment in the wake of the impending assignment to MFS. Given the situation, Karpus feels that shareholders who do not wish to see their assets transferred to another investment manager should be afforded the opportunity to exit their investment at or near net asset value. It is Karpus’ belief that Shareholders must be compensated for the unknown risks they are being asked to assume.

Overall, the Fund’s net asset performance is satisfactory, but the lack of effort by the Board of Trustees to address a widening discount to net asset value is problematic. Karpus has witnessed discount widening in the past when similar transactions have been proposed and carried through. Furthermore, Karpus does not know whether MFS will more or less effectively manage the Fund’s discount to net asset value than Colonial is currently. No one can predict the future and because of this simple fact, there is an undeniable unknown added risk for Fund shareholders.

UNLESS SHAREHOLDERS PREVENT THE APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT, AND VOTE AS OUTLINED ABOVE, SHAREHOLDERS WHO HAVE NO CONFIDENCE IN THE PROPOSED “TRANSACTION” WILL HAVE NO BETTER OPTION THAN TO SELL THEIR SHARES.

AS SHAREHOLDERS WE HAVE A VERY IMPORTANT AND POWERFUL VOICE IN OUR INVESTMENT - OUR VOTE. USE YOUR VOTE WISELY AND TELL THE FUND’S MANAGEMENT THAT YOU ARE NOT COMFORTABLE WITH THEIR DECISION TO ENTER INTO AN AGREEMENT WITH UNKNOWN RISKS WITHOUT COMPENSATION FOR THE ASSUMPTION OF THAT RISK.

USE YOUR VOICE AND HOLD YOUR FUND AND ITS BOARD OF TRUSTEES ACCOUNTABLE FOR EFFECTIVELY ADDRESSING OUR CONCERNS ABOUT UNKNOWN RISKS AND THE DISCOUNT THAT HAS WIDENED IN RECENT YEARS.

PROPOSAL 1: To vote AGAINST approving a new advisory agreement with Massachusetts Financial Services Company

As discussed above, Columbia and MFS have entered into an Asset Purchase Agreement pursuant to which Columbia will sell certain assets used in its business of managing the Colonial Closed-End Funds to MFS. Accordingly, shareholders of the Fund are being asked to approve a new investment advisory agreement (a “New Advisory Agreement”) between MFS and the Fund. Upon the Closing, the Investment advisory agreement currently in place between Columbia and the Fund (the “Current Advisory Agreement”) will terminate, and the New Advisory Agreement between MFS and the Fund will take effect. The New Advisory Agreement requires approval of Fund shareholders. Karpus does not believe that it is in the shareholders’ best interest to approve a new advisory agreement with MFS for the following reason.

Our Fund found it necessary and compelling to include what is referred to as a “lifeboat” provision in its original prospectus. For closed-end funds, “lifeboat” provisions are included to provide shareholders with an assurance that a Board will be active in managing a persistent discount of their fund. It is a provision designed to protect shareholders. The “lifeboat” our fund chose to incorporate into its prospectus states:

The Fund’s Board of Trustees may from time to time consider submitting to the holders of the shares of beneficial interest of the Fund a proposal to convert the Fund to an open-end investment company.

The Board has not, to date, submitted such a proposal to shareholders. Neither has the Board undertaken other methods such as substantial tender offers, managed distribution policies, or other methods designed to address persistent fund discounts.

Absent notification from the Board that they will take positive and proactive steps designed to address our Fund’s discount, we do not believe that it is in our best interest, as Fund shareholders, to approve a new investment advisory agreement with MFS.

Required Vote

As the Fund’s proxy materials state, Approval of a New Advisory Agreement on behalf of the Fund requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which for this purpose means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund or (ii) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are present at the Meeting in person or represented by proxy. Holders of municipal auction rate cumulative preferred shares (“Preferred Shares”) and holders of common shares of beneficial interest (“Common Shares”) vote together as a single class on this Proposal 1.

PROPOSAL 2: To vote FOR terminating the Fund’s existing management agreement

Columbia Management Advisors, LLC is the investment manager of our Fund. Two specific examples illustrate that Fund management is hopelessly conflicted with the Board and does not have shareholders’ ultimate best interests in mind.

1.
Despite the presence of a flattening yield curve environment, our Fund’s management has chosen to continue to utilize a high level of leverage. In fact, due to an inherent conflict of interest, Fund management has no incentive to reduce leverage because it also collects fees based on the amount of leverage it employs. How can it be justified that the continued use of a high amount of leverage in a flattening yield curve environment is in shareholders best interests?

2.	Our Board members are blatantly conflicted. Consider the following facts regarding the existing directors of our Fund:
a.	Average tenure: over 13 years
b.	Average compensation: over $123,000
c.	Average number of directorships held with Colonial: 84
d.
The trustees of our Fund own ZERO shares of CFX. Karpus believes that shareholder value is greatly enhanced by linking a director’s financial fate to the long-term success of a fund which they serve. What kind of message does this send to shareholders? Do the Fund trustees not believe in the long-term success of the Fund?

3.
Past litigation against our Fund's manager also indicates that Fund Management does not always have shareholders' best interests in mind. As described in its last proxy statement, the Fund's manager has recently entered into settlement agreements with both the SEC and the New York State Attorney General (for more information regarding the settlements, a copy of the SEC Order is available on the SEC website at http://www.sec.gov and a copy of the New York State Attorney General Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005). How can it be justified that this conflict of interest is in shareholders best interests?

These two examples prove that it is clear that our investment manager’s actions have been taken at the expense of shareholders. We do not wish to see the same conflicted fund management continue.

Join us in telling our Board that you are not satisfied with a manager who has proven it does not have your best interests in mind. Vote FOR terminating the Fund’s existing management agreement.

Required Vote

Termination of the Fund’s existing management agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which for this purpose means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund or (ii) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are present at the Meeting in person or represented by proxy. Holders of municipal auction rate cumulative preferred shares (“Preferred Shares”) and holders of common shares of beneficial interest (“Common Shares”) vote together as a single class on this Proposal 2.

PROPOSAL 3: To vote AGAINST approving an amended and restated declaration of Trust, contingent upon shareholder approval of a new advisory agreement for the Fund with Massachusetts Financial Services Company

As discussed in proposals 1 and 2 above, shareholders have no incentive to approve an amended and restated Declaration of Trust for the Fund, contingent upon shareholder approval of a new advisory agreement for the Fund with Massachusetts Financial Services Company. The Board and Fund management have chosen to ignore issues concerning the enhancement of shareholder value and Karpus believes that shareholders have a unique opportunity to hold their Fund accountable until their concerns are addressed.

Karpus therefore recommends that shareholders vote AGAINST approving an amended and restated Declaration of Trust.

Required Vote

Approval of the Revised Declaration requires (i) the affirmative vote of at least [[66 2/3]]% of the Common Shares and Preferred Shares of the Fund entitled to vote, voting together as a single class, and (ii) the affirmative vote of at least [[a majority]] of the Preferred Shares outstanding on the Record Date. If the shareholders of the Fund fail to approve the Revised Declaration, or if the Sale does not close, the Current Declaration will remain in effect. The Sale may close even if the Revised Declaration is not approved by shareholders of the Fund.

PROPOSAL 4: To vote FOR the election of each of the ten (10) Karpus nominees to the Board of Trustees to replace all current trustees of the Fund to be elected by the holders of beneficial interest (the “Common Shares”) and municipal auction rate cumulative preferred shares (the “Preferred Shares”) of the Fund, voting together as a single class, contingent upon shareholder approval of a new advisory agreement for the Fund with Massachusetts Financial Services Company.

As was stated earlier, our Fund’s Trustees are blatantly conflicted. On average, they have served over 13 years, are paid over $123,000 for their services, serve on an average of 84 Colonial fund boards and own no shares of the funds which they serve.

Consequently, at the Meeting, we intend to nominate the following persons for election as directors. Each nominee has consented to being named in this proxy statement and to serve as a director if elected. Unless noted, none of our nominees personally owns shares or has any arrangement or understanding with any person with respect to any future employment by the Fund or by any affiliate of the Fund. We do not know of any material conflicts of interest that would prevent any of us from acting in the best interest of the Fund. Please refer to the Fund’s proxy soliciting material for additional information concerning the election of directors.

Name, Address and Age	Professional Experience	Other Directorships
Donald Chapman 788 Admiralty Way Webster, New York 14580 Age: 64
• Private Practice Accountant, grew private practice with emphasis on manufacturing and construction/real estate ,1970-2005
• KPMG, Staff Accountant, 1967-1970
• University of Rochester, Accounting, 1967
• United States Army, 1960-1963

• International Accounting Agency Member
Stone Construction Co., Inc., Board Member, 1990-2005
• Ultrafab, Inc., Board Member, 1994-2004
• New York State Society of Certified Public Accountants, Board of Directors, 1984-1987
• President Rochester Chapter of New York State Society of Certified Public Accountants, 1982-1983

Andrew Dakos Park 80 West, Plaza Two, Suite C04 Saddle Brook, New Jersey 07663 Age: <INSERT>
• Principal of the general partner of three investment partnerships in the Bulldog Investors group of funds: Opportunity Partners L.P., Opportunity Income Plus Fund L.P., and Full Value Partners L.P.
• Elmhurst Capital, Inc., President, an investment advisory firm

• The Dresdner RCM Strategic Global Income Fund, Director, 2000 to 2002
• The Mexico Equity and Income Fund, Director, since 2000.
• UVitec Printing Ink, Inc., privately held manufacturing company, Director, 2001 - present

Rajeev Das, CFA 68 Lafayette Avenue Dumont, New Jersey 07628 Age: 37	• Senior Analyst to Kimball and Winthrop Inc., an investment advisory Firm • Managing member SPAR Advisors LLC, the general partner of Opportunity Income Plus L.P., an investment partnership.	• Board Member Mexico Equity & Income Fund Inc. (MXE) • Board Member Brantley Capital Corp. (BBDC)

Phillip Goldstein 60 Heritage Dr. Pleasantville, New York 10570 Age: <INSERT>
• Mr. Goldstein has managed investments for a limited number of clients and has served as the portfolio manager and president of the general partner of Opportunity Partners, a private investment partnership since 1992.

• Director of Clemente Strategic Value Fund from 1998 to 2000
• Director of the Dresdner RCM Strategic Global Income Fund from 2000 to 2002
• Director of The Mexico Equity and Income Fund since 2000
• Director of the Italy Fund since 2000
• Director of the Brantley Capital Corporation (BBDC) since 2000

Robert N. Gordon 780 Third Avenue New York, NY 10017 Age: <INSERT>
• Twenty-First Securities Corporation, CEO, 1983 to present
• New York University Graduate School of Business, Adjunct Professor
• Oppenheimer & Company, Partner - Risk and Argbitrage
• Laidlaw, Aims & Peck, Regional Manager and Senior Vice-President

• Securities Industry Foundation for Economic Education, Board Member
• Adler Planetarium, Chicago, Executive Committee Member
• Securities Industry Association, held positions as Director, Treasurer and Chairman of Tax Policy Committee and Chairman of New York District
• Wall Street Tax Association Member
• Wharton School Securities Industry Institute, served as lecturer and chairman
• Author (with Jan Rosen) of Wall Street Secrets for Tax-Efficient Investing and author or coauthor of chapters of Tax Planning for the Affluent, Market Shock and The Investment Think Tank.
• Chartered Investment Analysts Association, Member of Curriculum Committee
• Editorial Advisory Board Member, The Journal of Taxation and Investments and The Journal of Wealth Management

Donald R. Logan 4035 Via Laguna Santa Barbara, California 93110 Age: <INSERT>
• Logan Capital Corporation, Owner of company which advises energy companies regarding financing
• Luz Development and Finance Corporation, 1988-1991, Vice-President of Project Finance with responsibility for debt and equity placement
• Bank of America, NT&SA, 1983-1988, Vice-President for Specialized Lease Financing Group
• University of Chicago, MBA, 1980
• Claremont McKenna College, BA Economics, 1980, Cum Laude
• None
Gianna McCarthy 24 Peck Slip, #5E New York, New York 10038 Age: <INSERT>
• Law Office of Gianna M. McCarthy, Sole Proprietor, 2006-2007
• NYS Office of the Comptroller, Bureau of Asset Management, Director, Corporate Governance
• Abbey Gardy, LLP, Associate, Securities Litigation, 2004-2006
• Schonfeld Securities, LLC, Equities Trader, 1999-2001
• Friedman, Wittenstein & Hochman, P.C., Associate, 1998-1999
• Lankenau Kovner Kurtz & Outten, LLP, Summer Associate, Law Clerk, 1995-1997
• People for the American Way, Public Policy and Development Associate, 1989-1994
• Benjamin Cardozo School of Law, J.D., June 1997
• Rutgers College, Rutgers University, Bachelor of Arts, History, June 1989
· Admitted to Bar for New York and New Jersey, 1998

Brad Orvieto 10824 NW 2nd Street Plantation, Florida 33324 Age: 49
• Founded Horizon Financial Group, a Financial Planning and Investment Advisory firm, 1985. Horizon Financial Group merged with Strategic Asset Management Group, 1997. Mr. Orvieto’s firm’s practice consists of investment management consulting for high net worth individuals, municipal and corporate pension funds and non-profit organizations.
• Dean Witter, Account Executive, 1980 - 1985

• Board of Directors, Equus II Inc. (EQS)
• Broward County Housing Finance Authority - Member and past Chairman
• Steering Committee for the Incorporation of the City of Weston
• McDonald Family Foundation - Trustee
• City of Plantation Comprehensive Planning Board
• Anti-defamation League Civil Rights Committee
• Broward County Tourist Related Program Grant Panel
• Broward County Cultural Arts Grant Panel
• Broward County Art in Public Places Steering Committee
• Board of Directors - Temple Kol Ami

Richard Shaker 1094 Magothy Circle Annapolis, Maryland 21409 Age: <INSERT>
• Shaker Financial Services, LLC, Founder and principal officer of, a portfolio management firm, specializing in closed end funds, 1995-present.
• Mathematician and executive, National Security Agency, 1968-95, retiring as Chief of Mathematical Research
• Ph.D., mathematics, University of Chicago, 1968.

• Received Meritorious Executive Award, Senior Executive Service, 1992.
Charles C. Walden, CFA Sound Capital Associates P.O. Box 1250 Madison, Connecticut 06443 Age: <INSERT>
• Sound Capital Associates, LLC, President
• Knights of Columbus, Executive Vice-President - Investments, Oversaw team of twelve people dedicated to investment management of $12.8 billion general account related to life insurance and annuity products, 1973 - January 2007
• Bankers Trust Co., 1968-1973, Assistant Vice-President, Employee Benefit Investments
• New York University, MBA 1972
• Farleigh Dickinson, BA Economics 1968

• Third Avenue Funds, 1996 - Present, Lead Independent Trustee, Audit Committee Chairman (2001-2006)
• Yale-New Haven Hospital, Member of committee overseeing investment management of endowment, pension and operating assets totaling $800 million
• Basilica of the National Shrine of the Immaculate Conception, Member of Finance Committee
• Episcopal Diocese of Connecticut, Trustee, Member of Board overseeing $100 million endowment program for Diocese and parishes
• St. Andrews Episcopal Church, Former Vestry member (2 terms) and Chairman of Endowment Committee
• Member of New York Society of Security Analysts

The current trustees of the Fund are hopelessly conflicted. Consequently, we believe that the interests of shareholders would most efficiently and effectively be represented by trustees who are truly independent of both MFS and Colonial and who would seek to enhance shareholder value. VOTE FOR THE KARPUS NOMINEES TO HAVE YOUR INVESTMENT INTERESTS BEST REPRESENTED.

Required Vote

The affirmative vote of a plurality of the holders of Common Shares, voting together as a single class, present at the Meeting in person or represented by proxy, is required for the election of the Karpus nominees.

PROPOSAL 5:

To vote FOR the election of each of the three (3) Karpus trustees to be elected by the holders of Common Shares and Preferred Shares of the Fund, voting together as a single class, so that the Karpus trustees will replace the existing trustees whose terms will expire this year and will hold office until the trustees elected pursuant to (4) above take office or until the end of their stated terms, whichever is earlier.

As was stated earlier, our Fund’s Trustees are blatantly conflicted. On average, they have served over 13 years, are paid over $123,000 for their services, serve on an average of 84 Colonial fund boards and own no shares of the funds which they serve.

CFX has indicated in its proxy materials that if the Sale closes, the existing trustees and officers have indicated that they will resign effective upon the Closing. If the Sale does not close for any reason, the current trustees of the Fund have indicated that they would not resign. Consequently, the Board has recommended that shareholders re-elect those current trustees whose terms expire at the Meeting.

Although we do not believe it is appropriate for the Fund to have a contingency plan for director elections, Karpus does not believe that the current Board of Trustees has acted or will in the future act in shareholders’ best interest and is consequently proposing nominees set forth in this Proposal 5 as listed below. Each nominee has consented to being named in this proxy statement and to serve as a director if elected. Unless noted, none of our nominees personally owns shares or has any arrangement or understanding with any person with respect to any future employment by the Fund or by any affiliate of the Fund. We do not know of any material conflicts of interest that would prevent any of us from acting in the best interest of the Fund. Please refer to the Fund’s proxy soliciting material for additional information concerning the election of directors.

Name, Address and Age	Professional Experience	Other Directorships
Phillip Goldstein 60 Heritage Dr. Pleasantville, New York 10570 Age: <INSERT>
• Mr. Goldstein has managed investments for a limited number of clients and has served as the portfolio manager and president of the general partner of Opportunity Partners, a private investment partnership since 1992.

• Director of Clemente Strategic Value Fund from 1998 to 2000
• Director of the Dresdner RCM Strategic Global Income Fund from 2000 to 2002
• Director of The Mexico Equity and Income Fund since 2000
• Director of the Italy Fund since 2000
• Director of the Brantley Capital Corporation (BBDC) since 2000

Robert N. Gordon 780 Third Avenue New York, NY 10017 Age: <INSERT>
• Twenty-First Securities Corporation, CEO, 1983 to present
• New York University Graduate School of Business, Adjunct Professor
• Oppenheimer & Company, Partner - Risk and Argbitrage
• Laidlaw, Aims & Peck, Regional Manager and Senior Vice-President

• Securities Industry Foundation for Economic Education, Board Member
• Adler Planetarium, Chicago, Executive Committee Member
• Securities Industry Association, held positions as Director, Treasurer and Chairman of Tax Policy Committee and Chairman of New York District
• Wall Street Tax Association Member
• Wharton School Securities Industry Institute, served as lecturer and chairman
• Author (with Jan Rosen) of Wall Street Secrets for Tax-Efficient Investing and author or coauthor of chapters of Tax Planning for the Affluent, Market Shock and The Investment Think Tank.
• Chartered Investment Analysts Association, Member of Curriculum Committee
• Editorial Advisory Board Member, The Journal of Taxation and Investments and The Journal of Wealth Management

Brad Orvieto 10824 NW 2nd Street Plantation, Florida 33324 Age: 49
• Founded Horizon Financial Group, a Financial Planning and Investment Advisory firm, 1985. Horizon Financial Group merged with Strategic Asset Management Group, 1997. Mr. Orvieto’s firm’s practice consists of investment management consulting for high net worth individuals, municipal and corporate pension funds and non-profit organizations.
• Dean Witter, Account Executive, 1980 - 1985

• Board of Directors, Equus II Inc. (EQS)
• Broward County Housing Finance Authority - Member and past Chairman
• Steering Committee for the Incorporation of the City of Weston
• McDonald Family Foundation - Trustee
• City of Plantation Comprehensive Planning Board
• Anti-defamation League Civil Rights Committee
• Broward County Tourist Related Program Grant Panel
• Broward County Cultural Arts Grant Panel
• Broward County Art in Public Places Steering Committee

• Board of Directors - Temple Kol Ami

IF YOU WANT BOARD MEMBERS WHO ARE CONCERNED WITH SHAREHOLDER VALUE AND NOT IN PRESERVING THE STATUS QUO FOR COLONIAL, VOTE FOR THE KARPUS NOMINEES LISTED ABOVE.

OTHER MATTERS TO COME BEFORE THE MEETING

Except as set forth in this Proxy Statement, Karpus is not aware of any matters affecting the Fund to be brought before the Meeting. Should other matters properly be brought before the Meeting that Karpus is unaware of a reasonable time before this solicitation, the attached GREEN proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such matters and on all matters incident to the conduct of the Meeting. Such discretionary authority will include the ability to vote shares on any proposal to adjourn the Meeting. Execution and delivery of a proxy by a record holder of shares of common stock or preferred stock (if applicable) will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

VOTING PROCEDURES

Voting and Revocation of Proxies

For the proxy solicited hereby to be voted, the enclosed GREEN proxy card must be signed, dated and returned to:

Karpus Management, Inc.
c/o Regan & Associates, Inc.
505 Eight Avenue, Floor 12A
New York, New York 10018

in the enclosed envelope, in time to be voted at the Meeting. If you wish to vote in accordance with our recommendations, you must submit the enclosed GREEN proxy card and must NOT subsequently submit the Fund’s proxy card. IF YOU HAVE ALREADY RETURNED THE FUND’S PROXY CARD, YOU HAVE THE RIGHT TO REVOKE IT AND ALL MATTERS COVERED THEREBY AND MAY DO SO BY SUBSEQUENTLY SIGNING, DATING AND MAILING THE ENCLOSED GREEN PROXY CARD. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE MEETING. Execution of a GREEN proxy card will not affect your right to attend the Meeting and to vote in person.

Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by: (i) submitting to the Fund or to us a later dated written revocation or duly executed proxy; or (ii) attending and voting at the Meeting in person (mere attendance at the Meeting will not in and of itself constitute a revocation).

Although a revocation of a proxy solicited by the Fund will be effective only if delivered to the Fund, we request that either the original or a copy of all revocations be mailed to Karpus Management, Inc., c/o Regan & Associates, Inc., 505 Eight Avenue, Floor 12A, New York, New York 10018, so that we will be aware of all revocations and can more accurately determine if and when the requisite proxies have been received.

UNLESS THE BOARD AGREES TO SUPPORT OPEN-ENDING, A SELF-TENDER OFFER, OR SOME OTHER SUBSTANTIVE ACTION TO ADDRESS THE DISCOUNT, WE WILL NOT ATTEND THE MEETING, WE WILL NOT VOTE YOUR SHARES, AND YOUR SHARES WILL NOT BE COUNTED TOWARD A QUORUM. IF YOU UNCONDITIONALLY WANT YOUR SHARES TO BE REPRESENTED AT THE MEETING, YOU SHOULD NOT GIVE US YOUR PROXY. BY YOUR VOTING OF THIS CONTESTED PROXY CARD, YOU ARE INDICATING YOUR WILLINGNESS TO ACHIEVE THE SAME GOALS AS THE OPPOSING SOLICITATION REPRESENTED BY THE VIEWPOINTS EXPRESSED IN THIS PROXY STATEMENT. ANY SUPPRESSION OF YOUR VOTE WILL BE DONE FOR THE SOLE PURPOSE OF THE ATTAINMENT OF THE OBJECTIVES STATED HEREIN.

Shares represented by a GREEN proxy card where no specification has been made will be voted:

1.	AGAINST approving a new advisory agreement with Massachusetts Financial Services Company;

2.	FOR terminating the Fund’s existing management agreement;

3.	AGAINST approving an amended and restated Declaration of Trust, contingent upon shareholder approval of a new advisory agreement for the Fund with Massachusetts Financial Services Company;

4.
FOR the election of each of the ten (10) Karpus nominees to the Board of Trustees to replace all current trustees of the Fund to be elected by the holders of beneficial interest (the “Common Shares”) and municipal auction rate cumulative preferred shares (the “Preferred Shares”) of the Fund, voting together as a single class, contingent upon shareholder approval of a new advisory agreement for the Fund with Massachusetts Financial Services Company; and

5.
FOR the election of each of the three (3) Karpus trustees to be elected by the holders of Common Shares and Preferred Shares of the Fund, voting together as a single class, so that the Karpus trustees will replace the existing trustees whose terms will expire this year and will hold office until the trustees elected pursuant to (4) above take office or until the end of their stated terms, whichever is earlier.

And to transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

If any of your shares were held in the name of the brokerage firm, bank nominee, or other institution on the Record Date, only that institution can vote your shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GREEN proxy card on your behalf. You should also promptly sign, date, and mail the voting instructions form (or GREEN proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank, bank nominee, or other institution on the Record Date, to revoke your proxy you will need to give appropriate instructions to such institution. IF YOU DO NOT GIVE INSTRUCTIONS TO YOUR BROKER OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED.

Only holders of record as of the close of business on the Record Date will be entitled to vote at the Meeting. If you were a stockholder of record on the Record Date, you will retain your voting rights for the Meeting even if you sell shares after the Record Date. Accordingly, it is important that you vote the shares you owned on the Record Date or grant a proxy to vote such shares, even if you sell some or all of your shares after the Record Date.

Based on publicly available information, the shares of Common Stock are the only shares of capital stock of the Fund entitled to notice of, and to vote at, the Meeting. According to the Fund’s proxy statement, there are 4,252,858.667 shares of common stock and 1,492 shares of preferred stock, or 4,254,350.667 total shares outstanding. Every holder of shares of Common Stock or preferred shares is entitled to one (1) vote for each share of Common or preferred stock held.

VOTING RIGHTS

Shareholders of the Fund at the close of business on the Record Date will be entitled to be present and to give voting instructions at the Meeting with respect to their shares owned as of the Record Date. Shareholders of the Fund will be entitled to cast one vote on each Proposal and on each other matter on which they are entitled to vote at the Meeting for each share owned on the Record Date. Shareholders of common shares of the Fund will also be entitled to cast a proportionate fractional vote on each Proposal and on each other matter on which they are entitled to vote at the Meeting for each fractional common share owned on the Record Date. As of the Record Date, the Fund had 4,252,858.6670 common shares, 1,492 preferred shares and 4,254,350.6670 total shares outstanding, which in each case equals the number of votes to which the shareholders of such class of the Fund are entitled.

Votes cast in person or by proxy at the Meeting will be counted by persons appointed by the Fund as tellers for the Meeting (the “Tellers”). Fifty percent (50%) of the shares of the Fund outstanding on the Record Date and entitled to vote, present at the Meeting in person or represented by proxy, constitutes a quorum for the transaction of business by the shareholders of the Fund.

If a quorum for the Fund is not present at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting as to the Fund to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the shares of the Fund present at the Meeting in person or represented by proxy. If an adjournment is proposed for the Fund, the persons named as proxies will vote all proxies that they are entitled to vote FOR such an adjournment and will vote any proxies that they are required to vote AGAINST such an adjournment. The Meeting may also be postponed by the Board.

“Broker non-votes” occur when a broker has not received voting instructions from the beneficial owner of the shares and either declines to exercise its discretionary voting authority or is barred from doing so because the proposal is contested. Broker non-votes cannot be voted on matters submitted to a vote without direction of the beneficial owner.

If any of your shares were held in the name of the brokerage firm, bank nominee, or other institution on the Record Date, only that institution can vote your shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GREEN proxy card on your behalf. You should also promptly sign, date, and mail the voting instructions form (or GREEN proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank, bank nominee, or other institution on the Record Date, to revoke your proxy you will need to give appropriate instructions to such institution. IF YOU DO NOT GIVE INSTRUCTIONS TO YOUR BROKER OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED.

SOLICITATION OF PROXIES

In connection with our solicitation of proxies for use at the Meeting, proxies may be solicited by mail, courier service, advertisement, telephone, telecopier, or other electronic means, and in person. Solicitations may be made in the manner set forth in the Proxy Statement, by certain of the officers or employees of KIM, none of whom will receive additional compensation for such solicitations. We may request banks, brokerage firms, and other custodians, nominees, and fiduciaries to forward all of the solicitation material to the beneficial owners of the shares of the Common and Preferred Stock that they hold of record.

We have retained Regan & Associates, Inc. for solicitation and advisory services in connection with the solicitation of proxies. KIM will pay a fee to be mutually agreed upon between KIM and Regan & Associates, Inc. based on the services provided.

All expenses associated with any solicitation of proxies by KIM in connection with the Meeting will be borne directly by KIM. While there is no guarantee of receipt, if successful KIM intends to seek reimbursement from Colonial and the Advisor should the proposals be approved. We estimate that the costs incidental to our solicitation of proxies, including expenditures for advertising, printing, postage, legal and related expenses, will be approximately $_________. KIM estimates that its costs incurred to date are approximately $__________. KIM intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Fund’s voting shares required under applicable law to defeat the proposal to approve the new management agreement.

INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION

Karpus was founded in 1986 by George Karpus and Jo Ann Van Degriff. Karpus is an independent registered Investment Adviser with slightly over $1.3 billion under management and is employee owned. Karpus’ founding goal is to achieve investment results in the top quartile of professionally managed monies over a three-to-five year period based on each client’s risk/return objective. Karpus provides customized, conservative investment management for high net worth individuals, pension plans, foundations, endowments, trusts, estates, and Taft Hartley accounts. Karpus is located in Pittsford, New York (a suburb of Rochester, New York). Karpus prides itself on independent research. Karpus is not affiliated with any brokerage firm.

Karpus has gained national recognition through rankings as a “World’s Best Money Manager” according to Nelson Information.

Officers of Karpus Management, Inc., d/b/a Karpus Investment Management Inc.

SUMMARY BIOGRAPHIES - KARPUS INVESTMENT MANAGEMENT
Karpus Professional	Overall/Firm	Higher Education		Other Experience

George W. Karpus CEO & Chief Investment Officer	38/21	BS	St. Lawrence University - Physics	Qualified Consulting, Inc., Bache & Co., Marine Midland Bank, and Shearson Hayden-Stone

Jo Ann Van Degriff Executive Vice-President	38/21	BS	Elmira College - Economics	Marine Midland Bank - Trust Dept. Investment Services

Dana R. Consler Senior Vice-President	31/13	MBA BS	Boston University Rollins College - Economics	Marine Midland Bank - Trust Dept. Investment Services

Kathleen F. Crane Chief Financial Officer	21/21	BS	St. Bonaventure University - Management Science

Sharon L. Thornton Senior Fixed Income Analyst/Portfolio Mgr.	33/17	BS	University of Rochester - Economics	Marine Midland Bank, Cowen & Co., Sage Rutty

Thomas M. Duffy, Vice-President	16/15	BA	SUNY Geneseo - Communications	Fleet Bank -Client Services - Mutual Fund Areas

Cody B. Bartlett, Jr., CFA Investment Strategist & Senior Fixed Income Analyst	8/8	CFA MS BA	Chartered Financial Analyst Rochester Inst. of Technology - Finance SUNY Fredonia - Psychology

Shares of Colonial Insured Municipal Fund (CFX) beneficially owned by Officers/ Employees/and Directly Related Accounts of such.

Karpus Share Ownership
George W. Karpus	8,400
Jo Ann Van Degriff	2,300
Karpus Investment Management	3,500
Urbana Partners L.P.	34,700
*Urbana Partners, L.P. is a limited partnership managed by Karpus Management, Inc. George W. Karpus owns 7.91% of Urbana Partners, L.P.

Other than as set forth in this Proxy Statement, there are no contracts, arrangements, or understandings entered into by any of the participants in the solicitation or, to the participants’ knowledge, any of their respective associates within the past year with any person with respect to any of the Fund’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, of the giving or withholding of proxies.

Except as set forth in this Proxy Statement, none of the participants in the solicitation or, to the participants’ knowledge, any of their respective associates has entered into any agreement or understanding with any person with respect to: (i) any future employment by the Fund or its affiliates; or (ii) any future transactions to which the Fund or any of its affiliates will or may be a party.

CERTAIN INFORMATION ABOUT THE FUND

Colonial Insured Municipal Fund is a Massachusetts business trust with a principal executive office located at: One Financial Center, Boston, Massachusetts 02111-2621.

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the “SEC”) Reports, registration statements, proxy statements, and other information filed by the Fund with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at the Public Reference Room, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549. Documents filed electronically by the Fund are also available at the SEC’s Web site: http://www.sec.gov.

OTHER MATTERS TO BE CONSIDERED AT THE MEETING.

Except as set forth in this Proxy Statement, Karpus is not aware of any matters affecting the Fund to be brought before the Meeting. Should other matters properly be brought before the Meeting that Karpus is unaware of a reasonable time before this solicitation, the attached GREEN proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such matters and on all matters incident to the conduct of the Meeting. Such discretionary authority will include the ability to vote shares on any proposal to adjourn the Meeting. Execution and delivery of a proxy by a record holder of shares of common stock or preferred stock (if applicable) will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

STOCKHOLDER PROPOSALS FOR THE FUND’S ANNUAL MEETING

Under the proxy rules of the Commission, shareholder proposals that meet tests contained in those rules may, under certain conditions, be included in the Fund’s proxy materials for an annual shareholders’ meeting. Under the proxy rules, proposals submitted for inclusion in the proxy materials for the 2008 annual meeting must be received by the Fund on or before [[January 2, 2008]]. The fact that the Fund receives a shareholder proposal in a timely manner does not ensure inclusion of the proposal in the proxy materials since there are other requirements in the proxy rules relating to such inclusion.

Shareholders who wish to make a proposal at the 2008 annual meeting that will not be included in the Fund’s proxy materials must notify the Fund on or before [[_______________]]. If a shareholder who wishes to submit a proposal fails to timely notify the Fund, the persons named as proxies for the meeting will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting. If a shareholder makes a timely notification, the persons named as proxies may still exercise discretionary voting authority under circumstances consistent with the Commission’s proxy rules.

You may submit shareholder proposals to the Fund c/o the Secretary of the Fund, One Financial Center, Mail Stop MA515-11-05, Boston, Massachusetts 02111-2621.

ADDITIONAL INFORMATION

The information concerning the Fund contained in this Proxy Statement has been taken from, or is based upon, publicly available information. Although Karpus not have any information that would indicate that any information contained in this Proxy Statement concerning the Fund is inaccurate or incomplete, Karpus does not take any responsibility for the accuracy or completeness of such information. Karpus has omitted from this Proxy Statement certain disclosure required by applicable law that is already included in the Fund’s Proxy Statement. This disclosure includes, among other things, information concerning further details of the Transaction between MFS and Colonial, a description of the existing and proposed Investment Advisory Agreements and security ownership of management and persons who beneficially own more than 5% of the shares.

The address of Colonial Insured Municipal Fund is: One Financial Center, Boston, Massachusetts 02111-2621.

Questions, or requests for additional copies of this Proxy Statement, should be directed to:

Sharon L. Thornton, Director of Investment Personnel and Senior Analyst
Karpus Management, Inc.
183 Sully’s Trail
Pittsford, New York 14534
(585) 586-4680

KARPUS MANAGEMENT, INC. D/B/A/ KARPUS INVESTMENT MANAGEMENT
183 SULLY’S TRAIL
PITTSFORD, NEW YORK 14534

Proxy Statement of Karpus Investment Management, a Beneficial
Shareholder of Colonial Insured Municipal Fund,
in Opposition to the Solicitation by the Board of Directors -
Annual Meeting of Shareholders to be held on June 22, 2007

THIS PROXY IS SOLICITED ON BEHALF OF KARPUS INVESTMENT MANAGEMENT INC., D/B/A KARPUS INVESTMENT MANAGEMENT. THE BOARD OF DIRECTORS OF THE FUND IS NOT SOLICITING THIS PROXY.

The undersigned, revoking prior proxies, hereby appoints Sharon L. Thornton, and Cody B. Bartlett Jr. and each of them, Proxies with several powers of substitution, to vote all of the shares of stock of Colonial Insured Municipal Fund owned by the undersigned and entitled to vote at the Annual Meeting of Shareholders of the Fund to be held at One Financial Center, 12th Floor, Boston, Massachusetts, on Friday, June 22, 2007 at 2:00 p.m. (E.S.T.), or at any postponement or adjournment thereof, upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

UNLESS THE BOARD AGREES TO SUPPORT OPEN-ENDING, A SELF-TENDER OFFER, OR SOME OTHER SUBSTANTIVE ACTION TO ADDRESS THE DISCOUNT, WE WILL NOT ATTEND THE MEETING, WE WILL NOT VOTE YOUR SHARES, AND YOUR SHARES WILL NOT BE COUNTED TOWARD A QUORUM. IF YOU UNCONDITIONALLY WANT YOUR SHARES TO BE REPRESENTED AT THE MEETING, YOU SHOULD NOT GIVE US YOUR PROXY. BY YOUR VOTING OF THIS CONTESTED PROXY CARD, YOU ARE INDICATING YOUR WILLINGNESS TO ACHIEVE THE SAME GOALS AS THE OPPOSING SOLICITATION REPRESENTED BY THE VIEWPOINTS EXPRESSED IN THIS PROXY STATEMENT. ANY SUPPRESSION OF YOUR VOTE WILL BE DONE FOR THE SOLE PURPOSE OF THE ATTAINMENT OF THE OBJECTIVES STATED HEREIN.

If no direction is given on these proposals, this proxy card will be voted:

1.	AGAINST approving a new advisory agreement with Massachusetts Financial Services Company;
2.	FOR terminating the Fund’s existing management agreement;
3.	AGAINST approving an amended and restated Declaration of Trust, contingent upon shareholder approval of a new advisory agreement for the Fund with Massachusetts Financial Services Company;
4.
FOR the election of each of the ten (10) Karpus nominees to the Board of Trustees to replace all current trustees of the Fund to be elected by the holders of beneficial interest (the “Common Shares”) and municipal auction rate cumulative preferred shares (the “Preferred Shares”) of the Fund, voting together as a single class, contingent upon shareholder approval of a new advisory agreement for the Fund with Massachusetts Financial Services Company; and

5.
FOR the election of each of the three (3) Karpus trustees to be elected by the holders of Common Shares and Preferred Shares of the Fund, voting together as a single class, so that the Karpus trustees will replace the existing trustees whose terms will expire this year and will hold office until the trustees elected pursuant to (4) above take office or until the end of their stated terms, whichever is earlier.

Additionally, this proxy card will be voted in accordance with the proxy’s best judgment as to any other matters.

(Continued and to be signed on the reverse side)

Please mark boxes /X/ or [X] in blue or black ink.

1.	To vote AGAINST approving a new advisory agreement with Massachusetts Financial Services Company.

☐	☐	☐
FOR	AGAINST	ABSTAIN

2.	To vote FOR terminating the Fund’s existing management agreement.

☐	☐	☐
FOR	AGAINST	ABSTAIN

3.	To vote AGAINST approving an amended and restated Declaration of Trust, contingent upon shareholder approval of a new advisory agreement for the Fund with Massachusetts Financial Services Company.

☐	☐	☐
FOR	AGAINST	ABSTAIN

4.
To vote FOR the election of each of the ten (10) Karpus nominees to the Board of Trustees to replace all current trustees of the Fund to be elected by the holders of beneficial interest (the “Common Shares”) and municipal auction rate cumulative preferred shares (the “Preferred Shares”) of the Fund, voting together as a single class, contingent upon shareholder approval of a new advisory agreement for the Fund with Massachusetts Financial Services Company.

☐	FOR ALL KARPUS NOMINEES		To withhold authority to vote for certain nominees only, mark “For All Except” and write each such nominee’s number on the line below.

	☐	FOR Robert N. Gordon	Name of Director(s) Withholding:

	☐	FOR Brad Orvietto

	☐	FOR Rajeev Das

	☐	FOR Phillip Goldstein

	☐	FOR Charles C. Walden, CFA

	☐	FOR Donald R. Logan

	☐	FOR Richard Shaker

	☐	FOR Donald Chapman

	☐	FOR Andrew Dakos

	☐	FOR Gianna McCarthy

☐	WITHHOLD AUTHORITY

☐	FOR ALL EXCEPT

5.
To vote FOR the election of each of the three (3) Karpus trustees to be elected by the holders of Common Shares and Preferred Shares of the Fund, voting together as a single class, so that the Karpus trustees will replace the existing trustees whose terms will expire this year and will hold office until the trustees elected pursuant to (4) above take office or until the end of their stated terms, whichever is earlier.

☐	FOR ALL KARPUS NOMINEES		To withhold authority to vote for certain nominees only, mark “For All Except” and write each such nominee’s number on the line below.

	☐	FOR Robert N. Gordon

	☐	FOR Phillip Goldstein	Name of Director(s) Withholding:

	☐	FOR Brad Orvietto

☐	WITHHOLD AUTHORITY

☐	FOR ALL EXCEPT

In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature of Stockholder	Signature of Stockholder:
Date:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy and return promptly using the enclosed envelope. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.